FORM N-SAR
Exhibits 77Q1(e)

MAINSTAY VP SERIES FUND, INC.
811-03833
For Period Ended 12/31/09

MAINSTAY SERIES VP SERIES FUND, INC.

AMENDMENT TO THE AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 20th day of November, 2009 between MainStay VP Series Fund, Inc. (the “Company”), on behalf of its series as set forth on Schedule A (each, a “Portfolio,” and collectively, the “Portfolios”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Company and the Portfolios are parties to an Amended and Restated Management Agreement, dated August 1, 2008 (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect the name change for the MainStay VP Total Return Portfolio and MainStay VP Developing Growth Portfolio and the removal of the MainStay VP Mid Cap Value Portfolio, MainStay VP Mid Cap Growth Portfolio and MainStay VP Small Cap Growth Portfolio.

NOW, THEREFORE, the parties agree as follows:

 (i)
effective November 20, 2009, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as the date first written above.

THE MAINSTAY FUNDS

By:  /s/ Stephen P. Fisher
Name:  Stephen P. Fisher
Title:  President

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Barry A. Schub
Name:  Barry A. Schub
Title:  Executive Vice President

 SCHEDULE A
(Effective as of November 20, 2009)

For all services rendered by the Manager hereunder, the below named Portfolios of the Company shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, at annual fee equal to the following:

 Portfolio
Annual Rate*

 Balanced Portfolio
0.75% up to $1 billion; and 0.70% in excess of $1 billion

 Bond Portfolio
0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion

 Cash Management Portfolio
0.450% up to $500 million; 0.400% from $500 million to $1 billion; and 0.350% in excess of $1 billion

 Common Stock Portfolio
0.550% up to $500 million; 0.525% from $500 million to $1 billion; and 0.500% in excess of $1 billion

 Conservative Allocation Portfolio
0.00%

 Convertible Portfolio
0.600% up to $1 billion; and 0.500% in excess of $1 billion.

 Floating Rate Portfolio
0.60%

 Government Portfolio
0.500% up to $500 million; 0.475% from $500 million to $1 billion; and 0.450% in excess of $1 billion

 Growth Allocation Portfolio
0.00%

 Growth Equity Portfolio
0.610% up to $1 billion; and 0.500% in excess of $1 billion.

 High Yield Corporate Bond Portfolio
0.570% up to$1 billion; 0.550% from $1 billion to $5 billion; and 0.525% in excess of $5 billion

 ICAP Select Equity Portfolio
0.800% up to $250 million; 0.750% from $250 million to $1 billion; and 0.740% in excess of $1 billion

 Income Builder Portfolio  (formerly Total Return Portfolio)
0.570% up to $1 billion; and 0.550% in excess of $1 billion

 International Equity Portfolio
0.890% up to $500 million; and 0.850% in excess of $500 million

 Large Cap Growth Portfolio
0.750% up to $500 million; 0.725% from $500 million to $1 billion; and 0.700% in excess of $1 billion

 Mid Cap Core Portfolio
0.85% up to $1 billion; and 0.80% in excess of $1 billion

 Moderate Allocation Portfolio
0.00%

 Moderate Growth Allocation Portfolio
0.00%

 S&P 500 Index Portfolio
0.300% up to $1 billion; 0.275% from $1 billion to $2 billion; 0.265% from $2 billion to $3 billion; and 0.250% on assets over $3 billion

 U.S. Small Cap Portfolio  (formerly Developing Growth Portfolio)
0.800% up to $200 million; 0.750% from $200 million to $500 million; 0.725% from $500 million to $1 billion; and 0.700% in excess of $1 billion

 •
Of each Portfolio’s average daily net assets.

ECLIPSE FUNDS, ECLIPSE FUNDS INC., THE MAINSTAY FUNDS,
MAINSTAY FUNDS TRUST AND MAINSTAY VP SERIES FUND, INC.

AMENDMENT TO THE SUBADVISORY AGREEMENT

This Amendment to the Subadvisory Agreement, is made as of the 20th day of November 2009, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and Epoch Investment Partners, Inc., a Delaware corporation (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to a Subadvisory Agreement, dated June 29, 2009, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to reflect a name change for the MainStay VP Developing Growth and MainStay VP Total Return Portfolios, each a series of the MainStay VP Series Fund, Inc.

NOW, THEREFORE, the parties agree as follows:

 (ii)
Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

*     *     *

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:  /s/ Barry A. Schub
Name:  Barry A. Schub
Title:    Executive Vice President

EPOCH INVESTMENT PARTNERS, INC.

By: /s/ Timothy Taussig____________
Name: Timothy Taussig
Title:   Chief Operating Officer

SCHEDULE A
(Revised as of November 20, 2009)

As compensation for services provided by Subadvisor with respect to each of the following Series the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for services rendered hereunder, an annual subadvisory fee with respect to such Series equal to the following:

 SERIES
ANNUAL RATE

 MainStay Epoch Global Choice Fund
0.50% on all assets

 MainStay Epoch Global Equity Yield Fund
0.35% on all assets

 MainStay Epoch International Small Cap Fund
0.55% on all assets

 MainStay Epoch U.S. All Cap Fund2
0.425% on assets up to $500 million; 0.4125% on assets from $500 million to $1 billion; and 0.40% on assets over $1 billion

 MainStay Epoch U.S. Equity Fund
0.40% on all assets

 MainStay Small Cap Growth Fund1, 2
0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion

 MainStay U.S. Small Cap Fund1, 2  (formerly Small Company Value Fund)
0.425% on assets up to $1 billion; and 0.40% on assets over $1 billion

 MainStay Income Builder Fund2, 3        (formerly Total Return Fund)
50% of the effective gross management fee

 MainStay VP U.S. Small Cap Portfolio2  (formerly Developing Growth Portfolio)
0.400% on assets up to $200 million; 0.375% on assets from $200 million to $500 million; 0.3625% on assets from $500 million to $1 billion; and 0.350% on assets over $1 billion

 MainStay VP Income Builder Portfolio2,4  (formerly Total Return Portfolio)
50% of the effective gross management fee

The fee based upon the average daily net assets of the respective Series, unless otherwise noted, shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Series.

Payment will be made to the Subadvisor on a monthly basis.

 1

With respect to the MainStay Small Cap Growth Fund and MainStay U.S. Small Cap Fund, to the extent that the net management fee ratio for the Fund is less than the subadvisory fee ratio due to total net expense limitation reimbursements, the Subadvisor has agreed to receive an amount equal to the net management fees.

 2

Effective three years after the date of this Agreement, the Subadvisor will equally share in any modifications to the management fee or management fee breakpoints for the Series that are implemented subsequent to the date of this Agreement.

 3

Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets. For reference, the management fee schedule for MainStay Income Builder Fund is 0.64% on assets up to $500 million; 0.60% on assets between $500 million and $1 billion; and 0.575% on assets over $1 billion.

 4

Based on the percentage of the Subadvisor’s Allocated Assets constituting the Series’ average daily net assets.  For reference, the management fee schedule for MainStay VP Income Builder Portfolio is 0.57% on assets up to $1 billion and 0.55% on assets over $1 billion.

MAINSTAY VP SERIES FUND, INC.

AMENDMENT TO THE AMENDED AND RESTATED SUBADVISORY AGREEMENT

This Amendment to the Amended and Restated Subadvisory Agreement, is made as of the 20th day of November 2009, between New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”) and MacKay Shields LLC, a Delaware limited liability company (the “Subadvisor”).

WHEREAS, the Manager and the Subadvisor are parties to an Amended and Restated Subadvisory Agreement, dated August 1, 2008, as amended (“Agreement”); and

WHEREAS, the parties hereby wish to amend the Agreement to remove certain portfolios and reflect a name change for the Total Return Portfolio.  .

NOW, THEREFORE, the parties agree as follows:

 (iii)
effective November 20, 2009, Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:  /s/ Thomas Lynch                                                                 By:  /s/ Barry A. Schub
Name:           Thomas Lynch                                                      Name:           Barry A. Schub
Title:                      Vice President & Assistant                                                                Title:           Executive Vice President
General Counsel

MACKAY SHIELDS LLC

Attest: /s/ Ellen Metzger                                                                           By: /s/ Lucille Protas
Name:           Ellen Metzger                                                                           Name:           Lucille Protas
Title:           Senior Managing Director and                                                                Title:           Chief Operating Officer
General Counsel

SCHEDULE A
(As of November 20, 2009)

As compensation for services provided by Subadvisor the Manager will pay the Subadvisor and Subadvisor agrees to accept as full compensation for all services rendered hereunder, at an annual subadvisory fee equal to the following:

 FUND
ANNUAL RATE

 Convertible Portfolio
0.300% up to $1 billion; and 0.250% in excess of $1 billion

 Government Portfolio
0.250% up to $500 million; 0.2375% from $500 million to $1 billion; and 0.225% in excess of $1 billion

 High Yield Corporate Bond Portfolio
0.285% up to $1 billion; 0.275% from $1 billion to $5 billion; and 0.2625% in excess of $5 billion

 Income Builder Portfolio, *  (Formerly Total Return Fund)
0.285% up to $1 billion; and 0.275% in excess of $1 billion

 International Equity Portfolio
0.445% up to $500 million; and 0.425% in excess of $500 million

The portion of the fee based upon the average daily net assets of the respective Fund shall be accrued daily at the rate of 1/(number of days in calendar year) of the annual rate applied to the daily net assets of the Fund.

Payment will be made to the Subadvisor on a monthly basis.

*MacKay Shields manages the fixed income portion of the Income Builder Portfolio (formerly Total Return Portfolio).  The annual rate is based on the percentage of MacKay Shields’ Allocated Assets constituting the Series’ average daily net assets.